UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2022

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, no par value per share	WINA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition

On October 12, 2022, Winmark Corporation (the “Company”) announced in a press release its results of operations and financial condition for the third quarter ended September 24, 2022. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 7.01Regulation FD Disclosure

On October 12, 2022, the Company announced in a press release its results of operations and financial condition for the third quarter ended September 24, 2022. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

On October 12, 2022, the Company announced in a press release that its Board of Directors has approved the payment of a quarterly cash dividend to its shareholders.  The quarterly dividend of $0.70 per share will be paid on December 1, 2022 to shareholders of record on the close of business on November 9, 2022.  Additionally, the Board of Directors has approved the payment of a special dividend to shareholders. The special dividend of $3.00 per share will be paid on December 1, 2022 to shareholders of record on the close of business on November 9, 2022.  The total amount of the special dividend payment will be approximately $10.3 million based on the current number of shares outstanding. Future regular or special dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.2 of this Current Report on Form 8-K.

Item 8.01Other Events

On October 12, 2022, the Company announced in a press release that its Board of Directors has approved the payment of a quarterly cash dividend to its shareholders.  The quarterly dividend of $0.70 per share will be paid on December 1, 2022 to shareholders of record on the close of business on November 9, 2022.  Additionally, the Board of Directors has approved the payment of a special dividend to shareholders. The special dividend of $3.00 per share will be paid on December 1, 2022 to shareholders of record on the close of business on November 9, 2022.  The total amount of the special dividend payment will be approximately $10.3 million based on the current number of shares outstanding. Future special or regular dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.2 of this Current Report on Form 8-K.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K are forward looking statements made under the safe harbor provision of the Private Securities Litigation Reform Act. Such statements are based on management’s current expectations as of the date of this Report, but involve risks, uncertainties and other factors that may cause actual results to differ materially from those contemplated by such forward looking statements. Investors are cautioned to consider these forward looking statements in light of important factors which may result in material variations between results contemplated by such forward looking statements and actual results and conditions. More detailed information about these factors is contained under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and Quarterly Report on Form 10-Q for the third quarter ended September 24, 2022. We caution investors to not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

c
99.1	Third Quarter Results Press Release dated October 12, 2022
99.2	Quarterly Cash Dividend and Special Dividend Press Release dated October 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

co
WINMARK CORPORATION

Date: October 12, 2022	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer